Exhibit 99 (a)

NASD: BOKF

For Further Information Contact:
Joseph Crivelli
Investor Relations
(918) 595-3027

BOK Financial Reports Quarterly Earnings of $88 Million
Results Driven by Margin Expansion and Operating Expense Containment
TULSA, Okla. (Wednesday, April 26, 2017) - BOK Financial Corporation reported net income of $88.4 million or $1.35 per diluted share for the first quarter of 2017. Net income was $50.0 million or $0.76 per diluted share for the fourth quarter of 2016 and $42.6 million or $0.64 per diluted share for the first quarter of 2016.

Steven G. Bradshaw, president and chief executive officer of BOK Financial, stated, “The year is off to a very strong start, and financial results in the first quarter of 2017 represent the second-highest net income total in our company’s history. Net interest margin and net interest revenue are up substantially due to the improved interest rate environment. Fee and commissions revenue growth remains steady, driven by the strength of our diverse wealth management business. And cost containment initiatives executed last year are driving much better results in terms of expense management, with total expenses down by over $20 million sequentially despite including the first full quarter of Mobank-related operating expenses.”

Bradshaw continued, “We completed the operational conversion of Mobank in February, and this acquisition is well ahead of our financial forecasts. With Mobank, total deposits at quarter–end are up 11 percent compared to March 31, 2016; and organic deposit growth during the same period was 6.5%. Our deposit franchise provides a significant funding advantage, and while we continue to believe that some demand deposits will migrate into interest–bearing accounts in the current rising rate environment, to date we have seen very limited pressure on deposit costs.”
First Quarter 2017 Highlights

•
Net interest revenue totaled $201.2 million for the first quarter of 2017, up $7.0 million over the fourth quarter of 2016. Net interest margin was 2.81 percent for the first quarter of 2017, compared to 2.69 percent for the fourth quarter of 2016. Average earning assets increased $416 million during the first quarter of 2017, primarily due to a $412 million increase in average loan balances.

•
Fees and commissions revenue totaled $164.4 million for the first quarter of 2017, a $2.3 million increase over the prior quarter. Fiduciary and asset management revenue grew by $4.1 million due to an increase in the value of assets managed and a decrease in waived fees. Mortgage banking revenue decreased $3.2 million and transaction card revenue decreased $2.4 million. Brokerage and trading revenue was unchanged, excluding a $5.0 million loss on trading asset positions from the previous quarter.

•
The change in the fair value of mortgage servicing rights, net of economic hedges increased pre-tax net income in the first quarter of 2017 by $188 thousand. The change in the fair value of mortgage servicing rights, net of economic hedges decreased pre-tax net income in the fourth quarter of 2016 by $17.0 million.

•
Operating expense was $244.7 million for the first quarter of 2017, a decrease of $20.8 million compared to the prior quarter. Expenses related to the Mobank acquisition, severance and a contribution to the BOKF Foundation added $11.7 million to the fourth quarter of 2016. Excluding these items, operating expense decreased $9.1 million, primarily due to lower mortgage banking and deposit insurance costs.

•
Income tax expense was $38.1 million or 30.1% of net income before taxes for the first quarter of 2017, compared to $22.5 million or 31.1% in the fourth quarter of 2016. The first quarter included a $3.9 million benefit related to the implementation of a new accounting standard that includes the tax effect of vested equity compensation awards in income tax expense. Previously the tax effect of these awards was included in stockholders' equity.

•
No provision for credit losses was recorded in the first quarter of 2017 or the fourth quarter of 2016 due to continued improvement in credit metric trends. The company had a net recovery of $747 thousand in the first quarter of 2017, compared to a net recovery of $1.2 million in the previous quarter.

•	The combined allowance for credit losses totaled $258 million or 1.52 percent of outstanding loans at March 31, 2017 compared to $257 million or 1.52 percent of outstanding loans at December 31, 2016.

•
Nonperforming assets that are not guaranteed by U.S. government agencies totaled $240 million or 1.43 percent of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at March 31, 2017 and $263 million or 1.56 percent of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at December 31, 2016. The decrease in nonperforming assets was primarily due to a $22 million decrease in nonaccruing energy loans.

•
Average loans increased by $412 million over the previous quarter, primarily due to a full quarter's impact of the Mobank acquisition. Excluding this impact, average loan balances were largely unchanged compared to the fourth quarter of 2016. Period-end outstanding loan balances totaled $17.0 billion at March 31, 2017, largely unchanged compared to December 31, 2016.

•
Average deposits increased $666 million over the previous quarter, including $390 million related to the impact of a full quarter of deposits from the Mobank acquisition. Excluding this impact, average interest-bearing transaction deposits grew by $402 million and time deposit balances were up $63 million, partially offset by a $201 million decrease in demand deposits. Period-end deposits were $22.6 billion at March 31, 2017, a $173 million decrease compared to December 31, 2016.

•
The common equity Tier 1 capital ratio at March 31, 2017 was 11.60 percent. Other regulatory capital ratios were Tier 1 capital ratio, 11.60 percent, total capital ratio, 13.26 percent and leverage ratio, 8.89 percent. At December 31, 2016, the common equity Tier 1 capital ratio was 11.21 percent, the Tier 1 capital ratio was 11.21 percent, total capital ratio was 12.81 percent, and leverage ratio was 8.72 percent.

•
The company paid a regular quarterly cash dividend of $29 million or $0.44 per common share during the first quarter of 2017. On April 25, 2017, the board of directors approved a quarterly cash dividend of $0.44 per common share payable on or about May 26, 2017 to shareholders of record as of May 12, 2017.

Net Interest Revenue
Net interest revenue was $201.2 million for the first quarter of 2017, up $7.0 million over the fourth quarter of 2016.
Net interest margin was 2.81 percent for the first quarter of 2017, an increase of 12 basis points over the fourth quarter of 2016, due largely to a full quarter effect of the Fed's 25 basis point December increase in short-term rates. The yield on average earning assets was 3.15 percent, an increase of 17 basis points. The loan portfolio yield increased 21 basis points to 3.88 percent primarily due to increases in the 30 day and 90 day LIBOR and improved energy loan yields. The yield on the available for sale securities portfolio increased 5 basis points to 2.05 percent. The yield on interest-bearing cash and cash equivalents increased 27 basis points. Funding costs were 0.52 percent, up 8 basis points. Growth in the cost of interest-bearing deposits was limited to 3 basis points by a lack of market pricing pressure.
Average earning assets increased $416 million during the first quarter of 2017. Average loan balances increased $412 million, primarily due to a full quarter's impact of the Mobank acquisition. The average balance of fair value option securities held as an economic hedge of our mortgage servicing rights increased $206 million. Average trading securities portfolio balances increased $103 million and interest-bearing cash and cash equivalents balances were up $55 million. These increases were offset by a $200 million decrease in available for sale securities portfolio balances and a $125 million decrease in the average balance of residential mortgage loans held for sale.
Average interest-bearing deposit balances increased $689 million over the fourth quarter of 2016, including $212 million related to a full quarter's impact of the Mobank acquisition. The average balance of borrowed funds decreased $378 million.

Fees and Commissions Revenue
Fees and commissions revenue totaled $164.4 million for the first quarter of 2017, an increase of $2.3 million over the fourth quarter of 2016. Brokerage and trading revenue for the fourth quarter of 2016 included a $5.0 million decrease in the value of trading assets caused by an unexpected 85 basis point increase in the 10-year U.S. Treasury interest rate and related rates.
Fiduciary and asset management revenue grew by $4.1 million over the fourth quarter of 2016 to $38.6 million. Revenue growth was largely due to a $2.6 billion increase in the value of fiduciary assets under management to a record high of $44.4 billion at March 31, 2017. Additionally, waived fees earned as administrator and investment advisor of the Cavanal Hill Funds decreased $964 thousand compared to the previous quarter to $445 thousand.
Mortgage banking revenue totaled $25.2 million for the first quarter of 2017, a $3.2 million decrease over the fourth quarter of 2016. Revenue from mortgage loan production decreased $3.4 million due to a $103 million decrease in mortgage production volume and a 26 basis point decrease in gain on sale margin compared to the prior quarter. Production volume decreased in response to higher primary mortgage interest rates and margin narrowed due to increased competition, largely in the Home Direct online delivery channel.
Transaction card revenue was down $2.4 million, primarily due to a seasonal decrease in transaction volumes.
Operating Expense
Total operating expense was $244.7 million for the first quarter of 2017, a decrease of $20.8 million compared to the fourth quarter of 2016. Expenses related to the completion of the Mobank acquisition were $2.0 million in the first quarter of 2017 and $4.7 million in the fourth quarter of 2016. In addition, operating expense in the fourth quarter of 2016 included $5.0 million of severance and other expenses related to staff reductions and a $2.0 million contribution to the BOKF Foundation. The discussion following excludes the impact of these items.
Personnel expense increased $1.9 million over the fourth quarter of 2016. Employee benefits costs were up $4.7 million primarily due to a seasonal increase in payroll tax expense and increased employee retirement plans costs, partially offset by lower employee medical costs. Regular compensation increased $2.5 million and included a full quarter impact of the Mobank acquisition. Incentive compensation expense decreased $5.3 million.
Non-personnel expense decreased $13.1 million compared to the fourth quarter of 2016. Mortgage banking expense decreased $4.3 million primarily due to the effect of slowing actual residential mortgage loan prepayments on the fair value of mortgage servicing rights. Deposit insurance expense was $2.3 million lower due to improvements in credit quality and other risk factors. Professional fees were down $2.3 million and other expense decreased $2.3 million.

Loans, Deposits and Capital
Loans
Outstanding loans were $17.0 billion at March 31, 2017, largely unchanged compared to the previous quarter. Growth in commercial real estate was offset by a decrease in commercial loan balances.
Outstanding commercial loan balances decreased $64 million. Healthcare sector loans grew by $64 million. Energy loan balances increased $39 million. Unfunded energy loan commitments were largely unchanged at $2.7 billion. Manufacturing loans increased $28 million. This growth was offset by a $96 million decrease in service sector loan balances, a $71 million decrease in wholesale/retail sector loan balances and a $29 million decrease in other commercial and industrial loans.
Commercial real estate loans grew by $62 million. Loans secured by office buildings increased by $62 million and were broadly distributed across the Texas, New Mexico and Oklahoma markets. Multifamily residential loans increased $20 million. Growth in the Arizona and Kansas/Missouri markets was partially offset by a decrease in loans attributed to the Texas and Oklahoma markets. Retail sector loans decreased $17 million, primarily in the Texas and Arizona markets, partially offset by growth in the Oklahoma market.
Deposits
Period-end deposits totaled $22.6 billion at March 31, 2017, a $173 million decrease compared to December 31, 2016. Interest-bearing transaction account balances decreased $506 million, partially offset by a $271 million increase in demand deposit balances. In addition, both savings and time deposit balances grew over the prior quarter. Excluding the impact of allocating Mobank deposits among the lines of business, Wealth Management deposits decreased $154 million and Commercial Banking deposits decreased $101 million. Consumer Banking deposits grew by $122 million.
Capital
The company's common equity Tier 1 capital ratio was 11.60 percent at March 31, 2017. In addition, the company's Tier 1 capital ratio was 11.60 percent, total capital ratio was 13.26 percent and leverage ratio was 8.89 percent at March 31, 2017. At December 31, 2016, the company's common equity Tier 1 capital ratio was 11.21 percent, Tier 1 capital ratio was 11.21 percent, total capital ratio was 12.81 percent, and leverage ratio was 8.72 percent.
The company's tangible common equity ratio, a non-GAAP measure, was 8.88 percent at March 31, 2017 and 8.61 percent at December 31, 2016. The tangible common equity ratio is primarily based on total shareholders' equity which includes unrealized gains and losses on available for sale securities. The company has elected to exclude unrealized gains and losses from available for sale securities from its calculation of Tier 1 capital for regulatory capital purposes, consistent with the treatment under the previous capital rules.

Credit Quality
Nonperforming assets totaled $334 million or 1.96 percent of outstanding loans and repossessed assets at March 31, 2017 compared to $357 million or 2.09 percent at December 31, 2016. Nonperforming assets that are not guaranteed by U.S. government agencies totaled $240 million or 1.43 percent of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at March 31, 2017 compared to $263 million or 1.56 percent at December 31, 2016.
Nonaccruing loans totaled $208 million or 1.22 percent of outstanding loans at March 31, 2017, down from $231 million or 1.36 percent of outstanding loans at December 31, 2016. The decrease in nonaccruing loans was primarily due to a $22 million decrease in nonaccruing energy loans. New nonaccruing loans identified in the first quarter totaled $23 million, offset by $35 million in payments received, $2.2 million in charge-offs and $3.3 million in foreclosures and repossessions. Additionally, $5.9 million was returned to accruing status based on improved credit risk and performance. At March 31, 2017, nonaccruing commercial loans totaled $157 million or 1.52 percent of outstanding commercial loans, nonaccruing commercial real estate loans totaled $4.5 million or 0.12 percent of outstanding commercial real estate loans and nonaccruing residential mortgage loans totaled $46 million or 2.37 percent of outstanding residential mortgage loans.
Potential problem loans, which are defined as performing loans that based on known information cause management concern as to the borrowers' ability to continue to perform, totaled $413 million at March 31 compared to $399 million at December 31. The increase largely resulted from healthcare and manufacturing potential problem loans, partially offset by a decrease in potential problem energy loans.
Marc Maun, chief credit officer, stated, “We continued to see a stable credit environment in the first quarter, with no segments of our loan portfolio showing any material signs of stress. We recognized net recoveries during the quarter, saw nonaccrual loans decrease by over ten percent, and have a combined allowance for credit losses to period–end loans at or near the top of our peer group of mid-sized regional banks. After evaluating all credit factors, no provision for loan losses was booked for the first quarter. Looking forward, we are forecasting $15 million to $20 million provision for the full year.”
Maun continued, “Retail commercial real estate (CRE) has been in the spotlight recently due to several high–profile retailer store closings. I’m pleased to report that as of March 31, 2017 we had minimal criticized or classified retail CRE loans in our portfolio. Our portfolio is carefully constructed to limit CRE exposure to any one retailer, is geographically diverse, and represents best–in–class retail developers with multiple sources of repayment.”
The company had a net recovery of $747 thousand for the first quarter of 2017, compared to a net recovery of $1.2 million in the fourth quarter of 2016. Gross charge-offs totaled $2.2 million for the first quarter, compared to $1.7 million for the previous quarter. Recoveries totaled $2.9 million for the first quarter of 2017 and $2.8 million for the fourth quarter of 2016.
As noted above, the company determined that no provision for credit losses was necessary during the first quarter of 2017 based on the continued improvement in credit metrics. No provision for credit losses was recorded in the previous quarter. The combined allowance for credit losses totaled $258 million or 1.52 percent of outstanding loans and 131 percent of nonaccruing loans at March 31, 2017. The allowance for loan losses was $249 million and the accrual for off-balance sheet credit losses was $9.4 million.
Securities and Derivatives
The fair value of the available for sale securities portfolio totaled $8.4 billion at March 31, 2017, a $240 million decrease compared to December 31, 2016. At March 31, 2017, the available for sale portfolio consisted primarily of $5.4 billion of residential mortgage-backed securities fully backed by U.S. government agencies and $2.9 billion of commercial mortgage-backed securities fully backed by U.S. government agencies.
At March 31, 2017, the available for sale securities portfolio had a net unrealized loss of $5.5 million compared to a net unrealized loss of $15 million at December 31, 2016. The decrease in net unrealized loss was primarily due to changes in interest rates during the quarter. Net unrealized losses on residential mortgage-backed securities issued by U.S. government agencies at March 31, 2017 decreased $7.7 million during the first quarter to $7.3 million. Commercial mortgage-backed securities had a net unrealized loss of $18 million at March 31, 2017, unchanged compared to December 31, 2016.
The company also maintains a portfolio of financial instruments primarily consisting of residential mortgage-backed securities issued by U.S. government agencies and interest rate derivative contracts as an economic hedge of the changes in the fair value of our mortgage servicing rights.
The net economic benefit of the changes in fair value of mortgage servicing rights and related economic hedges was $1.5 million, including a $1.9 million increase in the fair value of the mortgage servicing rights, a $1.7 million decrease in the fair value of securities and derivative contracts held as an economic hedge and $1.3 million of related net interest revenue. The improvement over the prior quarter was due primarily to materially higher long-term interest rates and a relatively stable rate environment during the first quarter.

The fair value of mortgage servicing rights increased by $39.8 million during the fourth quarter of 2016 primarily due to an increase in residential mortgage rates during the quarter. The fair value of securities and interest rate derivative contracts held as an economic hedge of mortgage servicing rights decreased by $56.8 million. The significant increase in long-term interest rates in the fourth quarter resulted in a loss on this hedge, partially offset by an increase in the fair value of the mortgage servicing rights.

Conference Call and Webcast

The company will hold a conference call at 9 a.m. Central time on Wednesday, April 26, 2017 to discuss the financial results with investors. The live audio webcast and presentation slides will be available on the company’s website at www.bokf.com. The conference call can also be accessed by dialing 1-201-689-8471. A conference call and webcast replay will also be available shortly after conclusion of the live call at www.bokf.com or by dialing 1-844-512-2921 and referencing conference ID # 13659658.

About BOK Financial Corporation
BOK Financial Corporation is a $33 billion regional financial services company based in Tulsa, Oklahoma. The company's stock is publicly traded on NASDAQ under the Global Select market listings (symbol: BOKF). BOK Financial's holdings include BOKF, NA, BOK Financial Securities, Inc. and The Milestone Group, Inc. BOKF, NA operates TransFund, Cavanal Hill Investment Management, BOK Financial Asset Management, Inc. and seven banking divisions: Bank of Albuquerque, Bank of Arizona, Bank of Arkansas, Mobank, Bank of Oklahoma, Bank of Texas and Colorado State Bank and Trust. Through its subsidiaries, the company provides commercial and consumer banking, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.
The company will continue to evaluate critical assumptions and estimates, such as the appropriateness of the allowance for credit losses and asset impairment as of March 31, 2017 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial, the financial services industry and the economy generally. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” “will,” “intends,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses, allowance for uncertain tax positions, accruals for loss contingencies and valuation of mortgage servicing rights involve judgments as to expected events and are inherently forward-looking statements. Assessments that BOK Financial's acquisitions and other growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to changes in commodity prices, interest rates and interest rate relationships, demand for products and services, the degree of competition by traditional and nontraditional competitors, changes in banking regulations, tax laws, prices, levies and assessments, the impact of technological advances, and trends in customer behavior as well as their ability to repay loans. BOK Financial and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

Exhibit 99 (b)

BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	March 31, 2017	Dec. 31, 2016	March 31, 2016
ASSETS
Cash and due from banks	$546,575	$620,846	$481,510
Interest-bearing cash and cash equivalents	2,220,640	1,916,651	1,831,162
Trading securities	677,156	337,628	279,539
Investment securities	519,402	546,145	576,047
Available for sale securities	8,437,291	8,676,829	8,886,036
Fair value option securities	441,714	77,046	418,887
Restricted equity securities	283,936	307,240	314,590
Residential mortgage loans held for sale	248,707	301,897	332,040
Loans:
Commercial	10,327,110	10,390,824	10,288,425
Commercial real estate	3,871,063	3,809,046	3,370,507
Residential mortgage	1,946,274	1,949,832	1,869,309
Personal	847,459	839,958	494,325
Total loans	16,991,906	16,989,660	16,022,566
Allowance for loan losses	(248,710)	(246,159)	(233,156)
Loans, net of allowance	16,743,196	16,743,501	15,789,410
Premises and equipment, net	325,546	325,849	311,161
Receivables	394,394	772,952	167,209
Goodwill	445,738	448,899	383,789
Intangible assets, net	42,556	46,931	44,944
Mortgage servicing rights	249,403	247,073	196,055
Real estate and other repossessed assets, net	42,726	44,287	29,896
Derivative contracts, net	304,727	689,872	790,146
Cash surrender value of bank-owned life insurance	310,537	308,430	305,510
Receivable on unsettled securities sales	9,921	7,188	5,640
Other assets	384,767	353,017	270,374
TOTAL ASSETS	$32,628,932	$32,772,281	$31,413,945

LIABILITIES AND EQUITY
Deposits:
Demand	$9,506,573	$9,235,720	$7,950,675
Interest-bearing transaction	10,359,214	10,865,105	9,709,766
Savings	465,724	425,470	416,505
Time	2,243,848	2,221,800	2,341,374
Total deposits	22,575,359	22,748,095	20,418,320
Funds purchased	47,629	57,929	62,755
Repurchase agreements	508,352	668,661	630,101
Other borrowings	5,238,947	4,846,072	5,633,862
Subordinated debentures	144,649	144,640	226,385
Accrued interest, taxes and expense	140,235	146,704	148,711
Due on unsettled securities purchases	137,069	6,508	19,508
Derivative contracts, net	276,422	664,531	705,578
Other liabilities	189,376	182,784	212,460
TOTAL LIABILITIES	29,258,038	29,465,924	28,057,680
Shareholders' equity:
Capital, surplus and retained earnings	3,346,965	3,285,821	3,228,446
Accumulated other comprehensive income (loss)	(5,221)	(10,967)	93,109
TOTAL SHAREHOLDERS' EQUITY	3,341,744	3,274,854	3,321,555
Non-controlling interests	29,150	31,503	34,710
TOTAL EQUITY	3,370,894	3,306,357	3,356,265
TOTAL LIABILITIES AND EQUITY	$32,628,932	$32,772,281	$31,413,945

AVERAGE BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Three Months Ended
	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	March 31, 2016
ASSETS
Interest-bearing cash and cash equivalents	$2,087,964	$2,032,785	$2,047,991	$2,022,028	$2,052,840
Trading securities	579,549	476,498	366,545	237,808	188,100
Investment securities	530,936	542,869	552,592	562,391	587,465
Available for sale securities	8,567,049	8,766,555	8,862,590	8,890,112	8,951,435
Fair value option securities	416,524	210,733	266,998	368,434	450,478
Restricted equity securities	312,498	334,114	335,812	319,136	294,529
Residential mortgage loans held for sale	220,325	345,066	445,930	401,114	289,743
Loans:
Commercial	10,414,579	10,228,095	10,109,692	10,265,782	10,268,793
Commercial real estate	3,903,850	3,749,393	3,789,673	3,550,611	3,364,076
Residential mortgage	1,962,759	1,919,296	1,870,855	1,864,458	1,865,742
Personal	854,637	826,804	677,530	582,281	493,382
Total loans	17,135,825	16,723,588	16,447,750	16,263,132	15,991,993
Allowance for loan losses	(249,379)	(246,977)	(247,901)	(245,448)	(234,116)
Total loans, net	16,886,446	16,476,611	16,199,849	16,017,684	15,757,877
Total earning assets	29,601,291	29,185,231	29,078,307	28,818,707	28,572,467
Cash and due from banks	547,104	578,694	511,534	507,085	505,522
Derivative contracts, net	401,886	681,455	766,671	823,584	632,102
Cash surrender value of bank-owned life insurance	309,223	309,532	308,670	306,318	304,141
Receivable on unsettled securities sales	62,641	33,813	259,906	49,568	115,101
Other assets	2,032,844	2,172,351	1,721,385	1,480,780	1,379,138
TOTAL ASSETS	$32,954,989	$32,961,076	$32,646,473	$31,986,042	$31,508,471

LIABILITIES AND EQUITY
Deposits:
Demand	$9,101,763	$9,124,595	$8,497,037	$8,162,134	$8,105,756
Interest-bearing transaction	10,567,475	9,980,132	9,650,618	9,590,855	9,756,843
Savings	441,254	421,654	420,009	417,122	397,479
Time	2,258,930	2,177,035	2,197,350	2,297,621	2,366,543
Total deposits	22,369,422	21,703,416	20,765,014	20,467,732	20,626,621
Funds purchased	55,508	62,004	68,280	70,682	112,211
Repurchase agreements	523,561	560,891	522,822	611,264	662,640
Other borrowings	5,737,955	6,072,150	6,342,369	6,076,028	5,583,917
Subordinated debentures	144,644	144,635	255,890	232,795	226,368
Derivative contracts, net	405,444	682,808	747,187	791,313	544,722
Due on unsettled securities purchases	91,529	77,575	200,574	93,812	158,050
Other liabilities	299,534	321,404	352,671	298,170	268,705
TOTAL LIABILITIES	29,627,597	29,624,883	29,254,807	28,641,796	28,183,234
Total equity	3,327,392	3,336,193	3,391,666	3,344,246	3,325,237
TOTAL LIABILITIES AND EQUITY	$32,954,989	$32,961,076	$32,646,473	$31,986,042	$31,508,471

STATEMENTS OF EARNINGS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except per share data)

	Three Months Ended
	March 31,
	2017	2016

Interest revenue	$226,390	$201,796
Interest expense	25,208	19,224
Net interest revenue	201,182	182,572
Provision for credit losses	—	35,000
Net interest revenue after provision for credit losses	201,182	147,572
Other operating revenue:
Brokerage and trading revenue	33,623	32,341
Transaction card revenue	32,127	32,354
Fiduciary and asset management revenue	38,631	32,056
Deposit service charges and fees	23,030	22,542
Mortgage banking revenue	25,191	32,100
Other revenue	11,752	11,904
Total fees and commissions	164,354	163,297
Other gains, net	3,627	1,560
Gain (loss) on derivatives, net	(450)	7,138
Gain (loss) on fair value option securities, net	(1,140)	9,443
Change in fair value of mortgage servicing rights	1,856	(27,988)
Gain on available for sale securities, net	2,049	3,964
Total other operating revenue	170,296	157,414
Other operating expense:
Personnel	136,425	133,562
Business promotion	6,717	5,696
Professional fees and services	12,379	11,759
Net occupancy and equipment	21,624	18,766
Insurance	6,404	7,265
Data processing and communications	33,940	32,017
Printing, postage and supplies	3,851	3,907
Net losses and operating expenses of repossessed assets	1,009	1,070
Amortization of intangible assets	1,802	1,159
Mortgage banking costs	13,003	12,330
Other expense	7,557	15,039
Total other operating expense	244,711	242,570

Net income before taxes	126,767	62,416
Federal and state income taxes	38,103	21,428

Net income	88,664	40,988
Net income (loss) attributable to non-controlling interests	308	(1,576)
Net income attributable to BOK Financial Corporation shareholders	$88,356	$42,564

Average shares outstanding:
Basic	64,639,437	65,296,541
Diluted	64,707,210	65,331,428

Net income per share:
Basic	$1.35	$0.64
Diluted	$1.35	$0.64

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	March 31, 2016
Capital:
Period-end shareholders' equity	$3,341,744	$3,274,854	$3,398,311	$3,368,833	$3,321,555
Risk weighted assets	$24,882,046	$25,274,848	$24,358,385	$24,191,016	$23,707,824
Risk-based capital ratios:
Common equity tier 1	11.60%	11.21%	11.99%	11.86%	12.00%
Tier 1	11.60%	11.21%	11.99%	11.86%	12.00%
Total capital	13.26%	12.81%	13.65%	13.51%	13.21%
Leverage ratio	8.89%	8.72%	9.06%	9.06%	9.12%
Tangible common equity ratio[1]	8.88%	8.61%	9.19%	9.33%	9.34%

Common stock:
Book value per share	$51.09	$50.12	$51.56	$51.15	$50.21
Tangible book value per share	43.63	42.53	45.12	44.68	43.73
Market value per share:
High	$85.25	$85.00	$70.05	$65.14	$60.16
Low	$73.44	$67.11	$56.36	$51.00	$43.74
Cash dividends paid	$28,646	$28,860	$28,181	$28,241	$28,294
Dividend payout ratio	32.42%	57.69%	37.94%	42.92%	66.47%
Shares outstanding, net	65,408,019	65,337,432	65,910,454	65,866,317	66,155,103
Stock buy-back program:
Shares repurchased	—	700,000	—	305,169	—
Amount	$—	$49,021	$—	$17,771	$—
Average price per share	$—	$70.03	$—	$58.23	$—

Performance ratios (quarter annualized):
Return on average assets	1.09%	0.60%	0.91%	0.83%	0.54%
Return on average equity	10.86%	6.03%	8.80%	8.00%	5.21%
Net interest margin	2.81%	2.69%	2.64%	2.63%	2.65%
Efficiency ratio	65.77%	72.93%	68.88%	68.16%	68.84%

Reconciliation of non-GAAP measures:
[1] Tangible common equity ratio:
Total shareholders' equity	$3,341,744	$3,274,854	$3,398,311	$3,368,833	$3,321,555
Less: Goodwill and intangible assets, net	488,294	495,830	424,716	426,111	428,733
Tangible common equity	$2,853,450	$2,779,024	$2,973,595	$2,942,722	$2,892,822

Total assets	$32,628,932	$32,772,281	$32,779,231	$31,970,450	$31,413,945
Less: Goodwill and intangible assets, net	488,294	495,830	424,716	426,111	428,733
Tangible assets	$32,140,638	$32,276,451	$32,354,515	$31,544,339	$30,985,212

Tangible common equity ratio	8.88%	8.61%	9.19%	9.33%	9.34%

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	March 31, 2016
Other data:
Fiduciary assets	$44,371,510	$41,781,564	$41,222,162	$39,924,734	$39,113,305
Tax equivalent interest	$4,428	$4,389	$4,455	$4,372	$4,385
Net unrealized gain (loss) on available for sale securities	$(5,537)	$(14,899)	$159,533	$195,385	$155,236

Mortgage banking:
Mortgage production revenue	$8,543	$11,937	$21,958	$19,086	$16,647

Mortgage loans funded for sale	$711,019	$1,189,975	$1,864,583	$1,818,844	$1,244,015
Add: current period-end outstanding commitments	381,732	318,359	630,804	965,631	902,986
Less: prior period end outstanding commitments	318,359	630,804	965,631	902,986	601,147
Total mortgage production volume	$774,392	$877,530	$1,529,756	$1,881,489	$1,545,854

Mortgage loan refinances to mortgage loans funded for sale	44%	63%	51%	44%	49%
Gain on sale margin	1.10%	1.36%	1.44%	1.01%	1.08%

Mortgage servicing revenue	$16,648	$16,477	$16,558	$15,798	$15,453
Average outstanding principal balance of mortgage loans service for others	22,006,295	21,924,552	21,514,962	20,736,525	19,986,444
Average mortgage servicing revenue rates	0.31%	0.30%	0.31%	0.31%	0.31%

Gain (loss) on mortgage servicing rights, net of economic hedge:
Gain (loss) on mortgage hedge derivative contracts, net	$(528)	$(35,868)	$2,268	$10,766	$7,138
Gain (loss) on fair value option securities, net	(1,140)	(20,922)	(3,355)	4,279	9,443
Gain (loss) on economic hedge of mortgage servicing rights	(1,668)	(56,790)	(1,087)	15,045	16,581
Gain (loss) on changes in fair value of mortgage servicing rights	1,856	39,751	2,327	(16,283)	(27,988)
Gain (loss) on changes in fair value of mortgage servicing rights, net of economic hedges, included in other operating revenue	188	(17,039)	1,240	(1,238)	(11,407)
Net interest revenue on fair value option securities[2]	1,271	114	861	1,348	2,033
Total economic benefit (cost) of changes in the fair value of mortgage servicing rights, net of economic hedges	$1,459	$(16,925)	$2,101	$110	$(9,374)
2    Actual interest earned on fair value option securities less internal transfer-priced cost of funds.

QUARTERLY EARNINGS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and per share data)

	Three Months Ended
	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	March 31, 2016

Interest revenue	$226,390	$215,737	$209,317	$202,267	$201,796
Interest expense	25,208	21,539	21,471	19,655	19,224
Net interest revenue	201,182	194,198	187,846	182,612	182,572
Provision for credit losses	—	—	10,000	20,000	35,000
Net interest revenue after provision for credit losses	201,182	194,198	177,846	162,612	147,572
Other operating revenue:
Brokerage and trading revenue	33,623	28,500	38,006	39,530	32,341
Transaction card revenue	32,127	34,521	33,933	34,950	32,354
Fiduciary and asset management revenue	38,631	34,535	34,073	34,813	32,056
Deposit service charges and fees	23,030	23,365	23,668	22,618	22,542
Mortgage banking revenue	25,191	28,414	38,516	34,884	32,100
Other revenue	11,752	12,693	13,080	13,352	11,904
Total fees and commissions	164,354	162,028	181,276	180,147	163,297
Other gains (losses), net	3,627	(1,279)	2,442	1,307	1,560
Gain (loss) on derivatives, net	(450)	(35,815)	2,226	10,766	7,138
Gain (loss) on fair value option securities, net	(1,140)	(20,922)	(3,355)	4,279	9,443
Change in fair value of mortgage servicing rights	1,856	39,751	2,327	(16,283)	(27,988)
Gain (loss) on available for sale securities, net	2,049	(9)	2,394	5,326	3,964
Total other operating revenue	170,296	143,754	187,310	185,542	157,414
Other operating expense:
Personnel	136,425	141,132	139,212	139,213	133,562
Business promotion	6,717	7,344	6,839	6,703	5,696
Charitable contributions to BOKF Foundation	—	2,000	—	—	—
Professional fees and services	12,379	16,828	14,038	14,158	11,759
Net occupancy and equipment	21,624	21,470	20,111	19,677	18,766
Insurance	6,404	8,705	9,390	7,129	7,265
Data processing and communications	33,940	33,691	33,331	32,802	32,017
Printing, postage and supplies	3,851	3,998	3,790	3,889	3,907
Net losses (gains) and operating expenses of repossessed assets	1,009	1,627	(926)	1,588	1,070
Amortization of intangible assets	1,802	1,558	1,521	2,624	1,159
Mortgage banking costs	13,003	17,348	15,963	15,746	12,330
Other expense	7,557	9,846	14,819	7,856	15,039
Total other operating expense	244,711	265,547	258,088	251,385	242,570
Net income before taxes	126,767	72,405	107,068	96,769	62,416
Federal and state income taxes	38,103	22,496	31,956	30,497	21,428
Net income	88,664	49,909	75,112	66,272	40,988
Net income (loss) attributable to non-controlling interests	308	(117)	835	471	(1,576)
Net income attributable to BOK Financial Corporation shareholders	$88,356	$50,026	$74,277	$65,801	$42,564

Average shares outstanding:
Basic	64,639,437	64,719,018	65,085,392	65,245,887	65,296,541
Diluted	64,707,210	64,787,728	65,157,841	65,302,926	65,331,428
Net income per share:
Basic	$1.35	$0.76	$1.13	$1.00	$0.64
Diluted	$1.35	$0.76	$1.13	$1.00	$0.64

LOANS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	March 31, 2016
Commercial:
Energy	$2,537,112	$2,497,868	$2,520,804	$2,818,656	$3,029,420
Services	3,013,375	3,108,990	2,936,599	2,830,864	2,728,891
Healthcare	2,265,604	2,201,916	2,085,046	2,051,146	1,995,425
Wholesale/retail	1,506,243	1,576,818	1,602,030	1,532,957	1,451,846
Manufacturing	543,430	514,975	499,486	595,403	600,645
Other commercial and industrial	461,346	490,257	476,198	527,411	482,198
Total commercial	10,327,110	10,390,824	10,120,163	10,356,437	10,288,425

Commercial real estate:
Retail	745,046	761,888	801,377	795,419	810,522
Multifamily	922,991	903,272	873,773	787,200	733,689
Office	860,889	798,888	752,705	769,112	695,552
Industrial	871,463	871,749	838,021	645,586	564,467
Residential construction and land development	135,994	135,533	159,946	157,576	171,949
Other commercial real estate	334,680	337,716	367,776	427,073	394,328
Total commercial real estate	3,871,063	3,809,046	3,793,598	3,581,966	3,370,507

Residential mortgage:
Permanent mortgage	977,743	1,006,820	969,558	969,007	948,405
Permanent mortgages guaranteed by U.S. government agencies	204,181	199,387	190,309	192,732	197,350
Home equity	764,350	743,625	712,926	719,184	723,554
Total residential mortgage	1,946,274	1,949,832	1,872,793	1,880,923	1,869,309

Personal	847,459	839,958	678,232	587,423	494,325

Total	$16,991,906	$16,989,660	$16,464,786	$16,406,749	$16,022,566

LOANS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	March 31, 2016

Bank of Oklahoma:
Commercial	$3,189,183	$3,370,259	$3,545,924	$3,698,215	$3,656,034
Commercial real estate	691,332	684,381	795,806	781,458	747,689
Residential mortgage	1,404,054	1,407,197	1,401,166	1,415,766	1,411,409
Personal	310,708	303,823	271,420	246,229	204,158
Total Bank of Oklahoma	5,595,277	5,765,660	6,014,316	6,141,668	6,019,290

Bank of Texas:
Commercial	4,148,316	4,022,455	3,903,218	3,901,632	3,936,809
Commercial real estate	1,452,988	1,415,011	1,400,709	1,311,408	1,211,978
Residential mortgage	231,647	233,981	229,345	222,548	217,539
Personal	312,092	306,748	278,167	233,304	210,456
Total Bank of Texas	6,145,043	5,978,195	5,811,439	5,668,892	5,576,782

Bank of Albuquerque:
Commercial	407,403	399,256	398,147	398,427	402,082
Commercial real estate	307,927	284,603	299,785	322,956	323,059
Residential mortgage	106,432	108,058	110,478	114,226	117,655
Personal	11,305	11,483	11,333	10,569	10,823
Total Bank of Albuquerque	833,067	803,400	819,743	846,178	853,619

Bank of Arkansas:
Commercial	88,010	86,577	83,544	81,227	79,808
Commercial real estate	74,469	73,616	72,649	69,235	66,674
Residential mortgage	6,829	7,015	6,936	6,874	7,212
Personal	6,279	6,524	6,757	7,025	918
Total Bank of Arkansas	175,587	173,732	169,886	164,361	154,612

Colorado State Bank & Trust:
Commercial	998,216	1,018,208	1,013,314	1,076,620	1,030,348
Commercial real estate	266,218	265,264	254,078	237,569	219,078
Residential mortgage	62,313	59,631	59,838	59,425	52,961
Personal	49,523	50,372	42,901	35,064	24,497
Total Colorado State Bank & Trust	1,376,270	1,393,475	1,370,131	1,408,678	1,326,884

Bank of Arizona:
Commercial	643,222	686,253	680,447	670,814	656,527
Commercial real estate	737,088	747,409	726,542	639,112	605,383
Residential mortgage	36,737	36,265	39,206	38,998	40,338
Personal	51,386	52,553	31,205	24,248	18,372
Total Bank of Arizona	1,468,433	1,522,480	1,477,400	1,373,172	1,320,620

Mobank:
Commercial	852,760	807,816	495,569	529,502	526,817
Commercial real estate	341,041	338,762	244,029	220,228	196,646
Residential mortgage	98,262	97,685	25,824	23,086	22,195
Personal	106,166	108,455	36,449	30,984	25,101
Total Mobank	1,398,229	1,352,718	801,871	803,800	770,759

TOTAL BOK FINANCIAL	$16,991,906	$16,989,660	$16,464,786	$16,406,749	$16,022,566

Loans attributed to a geographical region may not always represent the location of the borrower or the collateral.

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	March 31, 2016
Bank of Oklahoma:
Demand	$4,320,666	$3,993,170	$4,158,273	$4,020,181	$3,813,128
Interest-bearing:
Transaction	6,114,288	6,345,536	5,701,983	5,741,302	5,706,067
Savings	265,014	241,696	242,959	247,984	246,122
Time	1,189,144	1,118,355	1,091,464	1,167,271	1,198,022
Total interest-bearing	7,568,446	7,705,587	7,036,406	7,156,557	7,150,211
Total Bank of Oklahoma	11,889,112	11,698,757	11,194,679	11,176,738	10,963,339

Bank of Texas:
Demand	3,091,258	3,137,009	2,734,981	2,677,253	2,571,883
Interest-bearing:
Transaction	2,317,576	2,388,812	2,240,040	2,035,634	2,106,905
Savings	89,640	83,101	84,642	83,862	83,263
Time	511,037	535,642	528,380	516,231	530,657
Total interest-bearing	2,918,253	3,007,555	2,853,062	2,635,727	2,720,825
Total Bank of Texas	6,009,511	6,144,564	5,588,043	5,312,980	5,292,708

Bank of Albuquerque:
Demand	593,117	627,979	584,681	530,853	557,200
Interest-bearing:
Transaction	623,677	590,571	555,326	573,690	560,684
Savings	53,683	49,963	54,480	49,200	47,187
Time	233,506	238,408	244,706	250,068	259,630
Total interest-bearing	910,866	878,942	854,512	872,958	867,501
Total Bank of Albuquerque	1,503,983	1,506,921	1,439,193	1,403,811	1,424,701

Bank of Arkansas:
Demand	42,622	26,389	32,203	30,607	31,318
Interest-bearing:
Transaction	106,804	105,232	313,480	278,335	265,803
Savings	2,304	2,192	2,051	1,853	1,929
Time	15,067	16,696	17,534	18,911	21,035
Total interest-bearing	124,175	124,120	333,065	299,099	288,767
Total Bank of Arkansas	166,797	150,509	365,268	329,706	320,085

Colorado State Bank & Trust:
Demand	601,778	576,000	517,063	528,124	413,506
Interest-bearing:
Transaction	610,510	616,679	623,055	625,240	610,077
Savings	37,801	32,866	31,613	31,509	33,108
Time	234,740	242,782	247,667	254,164	271,475
Total interest-bearing	883,051	892,327	902,335	910,913	914,660
Total Colorado State Bank & Trust	1,484,829	1,468,327	1,419,398	1,439,037	1,328,166

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	March 31, 2016
Bank of Arizona:
Demand	342,854	366,755	418,718	396,837	341,828
Interest-bearing:
Transaction	180,254	305,099	303,750	302,297	313,825
Savings	3,858	2,973	2,959	3,198	3,277
Time	26,112	27,765	27,935	28,681	29,053
Total interest-bearing	210,224	335,837	334,644	334,176	346,155
Total Bank of Arizona	553,078	702,592	753,362	731,013	687,983

Mobank:
Demand	514,278	508,418	235,445	240,755	221,812
Interest-bearing:
Transaction	406,105	513,176	86,526	112,371	146,405
Savings	13,424	12,679	1,645	1,656	1,619
Time	34,242	42,152	11,945	11,735	31,502
Total interest-bearing	453,771	568,007	100,116	125,762	179,526
Total Mobank	968,049	1,076,425	335,561	366,517	401,338

TOTAL BOK FINANCIAL	$22,575,359	$22,748,095	$21,095,504	$20,759,802	$20,418,320

ce Call
NET INTEREST MARGIN TREND -- UNAUDITED BOK FINANCIAL CORPORATION

	Three Months Ended
	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	March 31, 2016

TAX-EQUIVALENT ASSETS YIELDS
Interest-bearing cash and cash equivalents	0.82%	0.55%	0.51%	0.51%	0.53%
Trading securities	3.87%	3.91%	2.71%	1.89%	2.47%
Investment securities:
Taxable	5.44%	5.39%	5.34%	5.41%	5.53%
Tax-exempt	2.45%	2.33%	2.26%	2.25%	2.22%
Total investment securities	3.70%	3.60%	3.51%	3.52%	3.51%
Available for sale securities:
Taxable	2.02%	1.98%	1.99%	2.01%	2.06%
Tax-exempt	5.37%	5.27%	5.47%	5.06%	4.95%
Total available for sale securities	2.05%	2.00%	2.01%	2.04%	2.08%
Fair value option securities	2.27%	0.99%	1.70%	2.19%	2.38%
Restricted equity securities	5.52%	5.45%	5.37%	4.84%	5.85%
Residential mortgage loans held for sale	3.35%	3.31%	3.28%	3.53%	3.75%
Loans	3.88%	3.67%	3.63%	3.58%	3.57%
Allowance for loan losses
Loans, net of allowance	3.94%	3.72%	3.69%	3.63%	3.63%
Total tax-equivalent yield on earning assets	3.15%	2.98%	2.93%	2.91%	2.92%

COST OF INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest-bearing transaction	0.20%	0.16%	0.14%	0.14%	0.14%
Savings	0.08%	0.09%	0.09%	0.10%	0.09%
Time	1.09%	1.12%	1.14%	1.16%	1.21%
Total interest-bearing deposits	0.35%	0.32%	0.32%	0.33%	0.34%
Funds purchased	0.47%	0.28%	0.19%	0.19%	0.27%
Repurchase agreements	0.02%	0.02%	0.04%	0.05%	0.05%
Other borrowings	0.83%	0.61%	0.57%	0.57%	0.56%
Subordinated debt	5.68%	5.51%	3.84%	1.52%	1.26%
Total cost of interest-bearing liabilities	0.52%	0.44%	0.44%	0.41%	0.40%
Tax-equivalent net interest revenue spread	2.63%	2.54%	2.49%	2.50%	2.52%
Effect of noninterest-bearing funding sources and other	0.18%	0.15%	0.15%	0.13%	0.13%
Tax-equivalent net interest margin	2.81%	2.69%	2.64%	2.63%	2.65%

Yield calculations are shown on a tax equivalent basis at the statutory federal and state rates for the periods presented. The yield calculations exclude security trades that have been recorded on trade date with no corresponding interest income and the unrealized gains and losses. The yield calculation also includes average loan balances for which the accrual of interest has been discontinued and are net of unearned income. Yield/rate calculations are generally based on the conventions that determine how interest income and expense is accrued.

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	March 31, 2016
Nonperforming assets:
Nonaccruing loans:
Commercial	$156,825	$178,953	$176,464	$181,989	$174,652
Commercial real estate	4,475	5,521	7,350	7,780	9,270
Residential mortgage	46,081	46,220	52,452	57,061	57,577
Personal	235	290	686	354	331
Total nonaccruing loans	207,616	230,984	236,952	247,184	241,830
Accruing renegotiated loans guaranteed by U.S. government agencies	83,577	81,370	80,306	78,806	77,597
Real estate and other repossessed assets	42,726	44,287	31,941	24,054	29,896
Total nonperforming assets	$333,919	$356,641	$349,199	$350,044	$349,323
Total nonperforming assets excluding those guaranteed by U.S. government agencies	$240,234	$263,425	$253,461	$251,497	$252,176

Nonaccruing loans by loan class:
Commercial:
Energy	$110,425	$132,499	$142,966	$168,145	$159,553
Services	7,713	8,173	8,477	9,388	9,512
Wholesale / retail	11,090	11,407	2,453	2,772	3,685
Manufacturing	5,907	4,931	274	293	312
Healthcare	909	825	855	875	1,023
Other commercial and industrial	20,781	21,118	21,439	516	567
Total commercial	156,825	178,953	176,464	181,989	174,652
Commercial real estate:
Residential construction and land development	2,616	3,433	3,739	4,261	4,789
Retail	314	326	1,249	1,265	1,302
Office	413	426	882	606	629
Multifamily	24	38	51	65	250
Industrial	76	76	76	76	76
Other commercial real estate	1,032	1,222	1,353	1,507	2,224
Total commercial real estate	4,475	5,521	7,350	7,780	9,270
Residential mortgage:
Permanent mortgage	24,188	22,855	25,956	27,228	27,497
Permanent mortgage guaranteed by U.S. government agencies	10,108	11,846	15,432	19,741	19,550
Home equity	11,785	11,519	11,064	10,092	10,530
Total residential mortgage	46,081	46,220	52,452	57,061	57,577
Personal	235	290	686	354	331
Total nonaccruing loans	$207,616	$230,984	$236,952	$247,184	$241,830

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	March 31, 2016

Performing loans 90 days past due[1]	$95	$5	$3,839	$2,899	$8,019

Gross charge-offs	$(2,153)	$(1,651)	$(8,101)	$(8,845)	$(23,991)
Recoveries	2,900	2,813	2,038	1,386	1,519
Net recoveries (charge-offs)	$747	$1,162	$(6,063)	$(7,459)	$(22,472)

Provision for credit losses	$—	$—	$10,000	$20,000	$35,000

Allowance for loan losses to period end loans	1.46%	1.45%	1.49%	1.48%	1.46%
Combined allowance for credit losses to period end loans	1.52%	1.52%	1.56%	1.54%	1.50%
Nonperforming assets to period end loans and repossessed assets	1.96%	2.09%	2.12%	2.13%	2.18%
Net charge-offs (annualized) to average loans	(0.02)%	(0.03)%	0.15%	0.18%	0.56%
Allowance for loan losses to nonaccruing loans[1]	125.92%	112.33%	110.65%	106.95%	104.89%
Combined allowance for credit losses to nonaccruing loans[1]	130.70%	117.46%	115.67%	110.93%	107.87%

[1]	Excludes residential mortgage loans guaranteed by agencies of the U.S. government.